Exhibit 99.1

N E W S     R E L E A S E

Contact:	Investor Relations Inquiries
Edmund E. Kroll, Jr.
Senior Vice President, Finance & Investor Relations
(212) 759-0382

Media Inquiries
Marcela Manjarrez-Hawn
Senior Vice President and Chief Communications Officer
(314) 725-4477

FOR IMMEDIATE RELEASE

CENTENE CORPORATION ANNOUNCES PROPOSED SENIOR NOTES OFFERING

ST. LOUIS, MISSOURI (January 26, 2016) — Centene Corporation (NYSE: CNC) (“Centene” or the “Company”) today announced that its wholly-owned subsidiary, Centene Escrow Corporation (the “Escrow Issuer”), intends to offer $2,270,000,000 in aggregate principal amount of senior notes, consisting of senior notes due 2021 and senior notes due 2024 (collectively, the “Notes”), subject to market and other conditions. This offering is part of the financing for the proposed acquisition (the “Merger”) of Health Net, Inc. by Centene. Upon consummation of the Merger, the Escrow Issuer will merge with and into the Company and the Company will assume the obligations of the Escrow Issuer under the Notes, the related indentures and the other applicable documents by operation of law.

The Company intends to use the net proceeds of the offering, together with borrowings under the Company’s new senior credit facility, to fund the cash consideration for the Merger and the transactions related thereto, to pay fees and expenses and for general corporate purposes. If the Merger is not consummated, the Escrow Issuer will be required to redeem each series of Notes at a redemption price equal to 100% of the principal amount of such series of Notes, plus accrued and unpaid interest to the redemption date.

The Notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) and outside the United States to non-United States persons in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any of these securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Centene Corporation

Centene Corporation, a Fortune 500 company, is a leading multi-line healthcare enterprise that provides programs and services to government sponsored healthcare programs, focusing on under-insured and uninsured individuals. Many receive benefits provided under Medicaid, including the State Children’s Health Insurance Program (CHIP), as well as Aged, Blind or Disabled (ABD), Foster Care and Long Term Care (LTC), in addition to other state-sponsored/hybrid programs, and Medicare. The Company operates local health plans and offers a range of health insurance solutions. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health, care management software, correctional systems healthcare, in-home health services, life and health management, managed vision, pharmacy benefits management, specialty pharmacy and telehealth services.

Centene uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Centene is routinely posted and is accessible on Centene’s investor relations website, http://www.centene.com/investors.

The information provided in this press release contains forward-looking statements that relate to future events, including without limitation, statements regarding the intended use of proceeds from the offering. The Company disclaims any obligation to update this forward-looking information in the future. Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including prevailing market conditions, as well as other factors. Certain risk factors that may affect our business operations, financial condition and results of operations, are included in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

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